Exhibit 4.2

CERTIFICATE SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION
N U M B E R	S H A R E S
INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND	SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 432748 20 0

HILLTOP HOLDINGS INC.

8.25% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

THIS CERTIFIES THAT
IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF 8.25% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK, $0.01 PAR VALUE PER SHARE, of Hilltop Holdings Inc. transferable only on the books of the Corporation in person or by its attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter and Bylaws of the Corporation and the amendments thereto. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, NEW YORK, NY
TRANSFER AGENT AND REGISTRAR,

By:

AUTHORIZED SIGNATURE

[HILLTOP HOLDINGS INC. CORPORATE SEAL]

CHIEF EXECUTIVE OFFICER	SECRETARY

[Reverse Side]

HILLTOP HOLDINGS INC.
IMPORTANT NOTICE

        The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation, a copy of which will be sent without charge to each stockholder who so requests. Such requests must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

        All capitalized terms in this legend have the meanings defined in the Charter, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Stock of the Corporation on request and without charge. Such requests must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—	as tenants in common	UNIF GIFT MIN ACT— Custodian
TEN ENT—	as tenants by the entireties	(Cust) (Minor)
JT TEN—	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors
Act
(State)
UNIF TRF MIN ACT— Custodian (until age) (Cust) under Uniform Transfers to Minors
Act
(State)

        Additional abbreviations may also be used though not in the above list.

For Value received,            hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

Shares

of the 8.25% Series A Cumulative Redeemable Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint            Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X

        NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROPGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILIATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.